UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 3, 2006

IKANOS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51532	94-3325669
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47669 Fremont Boulevard

Fremont, California 94538

(Address of principal executive offices, including zip code)

(510) 979-0400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 3, 2006, the registrations rights holders of Ikanos Communications, Inc. (“Ikanos”) approved Amendment No. 2, dated March 3, 2006 (the “Amendment”), to the Fourth Amended and Restated Investor Rights Agreement (the “Rights Agreement”), dated March 5, 2004, between Ikanos and the parties named therein. Pursuant to the Amendment, the registration rights holders have agreed to allow certain members of management and other employees to participate in Ikanos’ second registered offering.

Item 7.01. Regulation FD Disclosure.

Upon completion of an offering of common stock by the company and certain selling shareholders, pursuant to a registration statement filed with the SEC in February 2006 and amended in March 2006, Ikanos will record the selling stockholders pro-rata portion of the offering costs as an expense in the quarter in which the offering is completed. Although the actual amount of this previously unanticipated expense is not determinable until after completion of the offering, it is currently expected to be in the range of $800,000 to $1 million.

Item 9.01. Financial Statements and Exhibits.

(d)                                  Exhibits.

Exhibit No.	Description

4.3 (1)	Amendment No. 2 to the Fourth Amended and Restated Investor Rights Agreement, dated March 3, 2006, between Ikanos and the parties named therein.

(1)                                  Incorporated by reference to Exhibit 4.3 of Ikanos’ registration statement on Form S-1 dated March 8, 2006 (Registration No. 333-132067).

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IKANOS COMMUNICATIONS, INC.

Date: March 13, 2006	By:	/s/ Daniel K. Atler
Daniel K. Atler
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.3 (1)	Amendment No. 2 to the Fourth Amended and Restated Investor Rights Agreement, dated March 3, 2006, between Ikanos and the parties named therein.

(1)                                  Incorporated by reference to Exhibit 4.3 of Ikanos’ registration statement on Form S-1 dated March 8, 2006 (Registration No. 333-132067).